SUBSIDIARIES OF THE REGISTRANT



                                               STATE OF
     NAME                                    INCORPORATION

THE GERMAN AMERICAN BANK                        INDIANA
GAB MORTGAGE CORP                               INDIANA
THE UNION BANK                                  INDIANA
WINSLOW BANCORPORATION, INC.                    INDIANA
COMMUNITY TRUST BANK                            INDIANA
FIRST STATE BANK, SOUTHWEST INDIANA             INDIANA